Exhibit 10.14

Full-time Labor Contract

Party A (employer): Hangzhou Ronda Tech Co., Ltd. (杭州容大智造科技有限公司)
Address: Building 12, Sunking Plaza, Wuchang Sub-district, Yuhang District, Hangzhou
Legal representative (or person-in-charge): Zuguang Wang
Party B (employee): Wei Zhong Gender: male
Citizen identity card no.: 330103197802170013 Education: Bachelor
Address: Room 502, Building 321, Xianlin Yuan, Xiacheng District, Hangzhou

In accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and other applicable laws, regulations and rules, on the basis of equality, free will, and consensus through negotiations, Party A and Party B agree to enter into this labor contract and bide by and terms and conditions set forth herein:

Article 1 Type and Term of Labor Contract

1.     The type and term of this labor contract shall follow the Item (1) as below:

(1)    Fixed term: from November 26, 2017 to November 25, 2020

(2)    Open-ended: from ____________ until satisfaction of any of the conditions for termination stipulated by law.

(3)    Term based on the completion of a certain job: from ____________ until____________.

2.     A probationary period is provided hereunder, from    ----      until     ----

Article 2 Job Content, Working Place and Job Requirement

Party B shall be responsible for technical management, and work at Hangzhou.

Party B shall meet the job requirement of his position as required by the company. According to the work need by Party A, the job position and working place may be changed after negotiation and agreement by Party A and Party B.

Article 3 Working Hours and Rest and Leaves

1.     The working hours shall follow the Item (1) as below:

(1)    Standard working hour system. Party B shall work 8 hours a day and 40 hours a week, with two days off a week.

(2)    Flexible working hour system approved by the labor and social security administrative department.

(3)    Comprehensive working hour system approved by labor and social security administrative department. Settlement cycle: __________.

2.     Party A may extend the working hours of Party B due to its business need and after negotiation with the trade union and Party B, generally for up to one hour per day, and for up to three hours per day if there is a need to extend the working hours due to special reasons, but shall not exceed 36 hours per month. Party A shall guarantee Party B’s right to take rest according to law.

Article 4 Labor Remuneration and Method and Time for Payment of Labor Remuneration

1.      The monthly labor remuneration for Party B during the probationary period shall be     -------    .

2.     After the probationary period, the monthly labor remuneration of Party B shall be RMB 7,000 for providing normal work during statutory working hours, or be     ----- based on the remuneration system established by Party A.

The increase or decrease of Party B’s salary, the payment of bonus, allowance, subsidy and overtime pay, and the salary payment under special circumstances shall be implemented according to applicable laws and regulations and the policies established by Party A according to law. The salary payable by Party A to Party B shall not be lower than the local minimum salary standard.

3.      The payroll date shall be the 30th day of each month. Party A shall pay salary to Party B in cash every month without delay.

4.      Party A shall pay salary according to law during the period when Party B enjoys statutory holidays or participates in social activities according to law.

Article 5 Social Insurance

Party A and Party B must contribute to the social insurance according to law, and pay social insurance premiums on a monthly basis. Party A shall withhold the portion payable by Party B from Party B’s salary.

Article 6 Labor Protection, Working Conditions and Occupational Hazard Protection

Party A and Party B must strictly implement the national regulations on safety production, labor protection and occupational health. The type of work with occupational hazards shall be specified in the contract. Party A shall provide Party B with labor protection facilities, labor protection articles and other labor protection conditions in accordance with relevant regulations. Party B shall strictly abide by all safety operation procedures. Party A must consciously implement the national regulations on labor protection for female employees and special protection for underage workers.

Article 7 Modification, Rescission and Termination of Labor Contract

1.     Party A and Party B may modify the provisions of this labor contract after agreement through negotiations. Modifications of this labor contract shall be made in written form. Party A and Party B shall each hold one copy of the modified labor contract.

2.      Party A and Party B may terminate this labor Contract after agreement through negotiations.

3.     Party B may terminate this labor contract after giving Party A a written notice thirty (30) days in advance. During probationary period, Party B may terminate this labor contract by giving Party A a notice three (3) days in advance.

4.     Party B may rescind this labor contract if Party A has any of the following situations:

(1)    fails to provide the labor protection or working conditions as specified in this labor contract;

(2)    fails to pay full labor remuneration in a timely manner;

(3)    fails to contribute social insurance premiums in accordance with law;

(4)    rules and systems of Party A violate the provisions of laws or regulations and are prejudicial to Party B’s rights and interests;

(5)    uses such means as fraud or coercion, or takes advantage of another’s danger, to cause Party B to conclude or modify this labor contract against his real intention which makes this labor contract be invalid; or

(6)    Other circumstances under which Party B may rescind this labor contract as provided by laws and regulations.

Where Party A uses violence, threats or unlawful restriction of personal freedom to compel Party B to work, or if Party A makes commands against rules or compels Party B to work at risk which endangers Party B’s personal safety, Party B may rescind this labor contract forthwith without giving prior notice to Party A.

5.     Party A may rescind this labor contract if Party B has any of the following situations:

(1)    is proved not to be qualified for the employment conditions during the probationary period;

(2)    seriously violates Party A’s rules and regulations;

(3)    commits serious dereliction of duty or engages in malpractice, causing substantial damage to Party A;

(4)   has concurrently established employment relationship with another employer which seriously affects the completion of Party A’s tasks or refuses to make correction after Party A raises the issue;

(5)    uses such means as fraud or coercion, or takes advantage of another’s danger, to cause Party A to conclude or modify this labor contract against its real intention which makes this labor contract be invalid; or

(6)    is subject to criminal liability in accordance with law.

6.     Under any of following situations, Party A may rescind this labor contract by giving Party B a written notice thirty (30) days in advance, or paying one month’s salary in lieu of the notice:

(1)    Party B is ill or suffers non-work-related injury, and is unable to engage in the original work or the work otherwise arranged by Party A after the specified medical treatment period expires;

(2)    Party B is incompetent for the job and remains incompetent after training or job adjustment; or

(3)   where material changes to the objective circumstances under which the labor contract was concluded have occurred and rendered the original labor contract unenforceable, and Party A and Party B have failed to reach an agreement on an amendment to the label contract after negotiation;

7.     If Party A carries out reorganization in accordance with Business Bankruptcy Law; or faces serious difficulties in production and operation; or undergoes business transformation, major technological innovation or business mode adjustment, and still needs to retrench personnel after modification of the labor contract; or there is a material change in the objective economic circumstances under which the labor contract was concluded, which makes the labor contract unenforceable, it shall explain the situation to the labor union or all employees thirty (30) days in advance and listen to the opinions of the labor union or employees, and the labor contract may be rescinded after the retrenchment plan is reported to the labor administrative department in a written form.

8.      Under any of the following circumstances, this labor contract shall be terminated:

(1)    the labor contract expires;

(2)    Party B has started to enjoy his basic insurance pension according to law;

(3)    where Party B dies, or is declared dead or missing by a people’s court;

(4)    where Party A is declared bankrupt, or has its business license revoked, is ordered to close, is revoked, or Party A decides on an early dissolution; or

(5)    other circumstances as specified by laws or administrative regulations.

9.    Upon expiration of this labor contract, if Party B is under any of the following circumstances, the term of this labor contract shall be extended until the corresponding circumstance ceases to exist:

(1)    engages in operations exposing him to occupational disease hazards and has not undergone a pre-departure occupational health check-up, or is suspected of having contracted an occupational disease and is under diagnosis or medical observation;

(2)    is confirmed as having lost or partially lost his capacity to work due to an occupational disease or work-related injury while working for the employer;

(3)    is ill or suffers non-work-related injury during the stipulated medical treatment period;

(4)    a female employee is in her pregnancy, confinement or nursing period;

(5)    has been working for the employer continuously for fifteen (15) years and will attain his/her statutory retirement age in less than five years;

(6)    other circumstances as specified in laws or administrative regulations.

10.    Party A shall not terminate his labor contract in accordance with Item 6 and Item 7 of this Article if Party B has any of the circumstances as specified in Item 9 of this Article.

Article 8 Liability for Breach of Labor Contract

Party A shall be liable for compensation to Party B if it illegally rescinds or terminates this labor contract. Party B shall be liable for compensation according to law if it illegally terminates this labor contract and causes economic losses to Party A.

Article 9 Other Matters Agreed by both Parties

Party B shall abide by the confidentiality policy of the company.

Article 10 Miscellaneous

1.      Either party may submit any dispute arising out of the performance of this contract to the enterprise labor dispute mediation committee for settlement, any may also submit to the labor dispute arbitration commission for arbitration, and may bring a lawsuit to the people’s court against the arbitration award.

3.      For any matters not covered herein, the relevant laws and regulations of the state shall apply.

4.     In case any provision of this contract conflicts with the provision of any laws and regulations subsequently promulgated by the state, such laws and regulations shall apply.

5.      This contract is concluded according to law and comes into force after signatures and seal by both parties. Both Parties shall strictly perform this contract.

6.      This contract is made in duplicate, and Party A and Party B shall each hold one copy.

Party A (Seal):	Party B (signature):

(Seal of Hangzhou Ronda Tech Co., Ltd.)	/s/ Wei Zhong

Signature of legal representative:

/s/ Legal Representative

Date:
Date: November 26, 2017